UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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                        GYRODYNE COMPANY OF AMERICA, INC.
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                (Name of Registrant as Specified In Its Charter)

			FULL VALUE PARTNERS L.P.
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Registrant)

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

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Full Value Partners L.P.
Park 80 West, Plaza Two
Saddle Brook, NJ 07663
Phone (201) 556-0092
Fax (201) 556-0097


November 17, 2006


Peter Pitsiokos
Corporate Secretary
Gyrodyne Company of America, Inc.
102 Flowerfield
St. James, NY 11780

Dear Pete:

We received your letter dated November 15, 2006.

As you surely recall, at last year's annual meeting, shareholders were told with much fanfare that management's strategic plan was to achieve "one or more shareholder liquidity events." The press release of October 19, 2006 (not October 18 as you stated) announcing the acquisition of ten buildings in Port Jefferson, New York and the expansion of the board of directors changed everything. These actions are material events that no shareholder could have anticipated.

Courts have routinely held that if a material event occurs after a company's advance notice deadline, the board cannot deny a shareholder a fair chance to respond via a proxy contest. In such cases the board is obligated to waive the advance notice requirement. See Hubbard v. Hollywood Park Realty Enterprises, 1991 WL 3151, at *11 (Del. Ch. 1991) (recognizing the fundamental right of shareholders to vote and nominate candidates for the board of directors when a material change occurs after the company's advance notice deadline). After all, shareholders can not be expected to stand at the ready to respond to every shocking post-deadline announcement. (Ironically, you took sixteen days to respond to our advance notice letter that you allege was untimely because it was received eleven days after the announcement that impelled us to conduct a proxy contest.)

We urge Gyrodyne's directors to reconsider. They have a duty to conduct a fair election and cannot hide behind a self-serving determination to enforce the advance notice by-law under these circumstances. It is patently obvious that the primary purpose of that is to fend off a challenge to the board. If the chair of the meeting does carry out the threat to declare our nominations or proposal out of order that would be a breach of fiduciary duty. When faced with a similar abuse of power by the chair of a shareholder meeting, one court declared:

The right of the majority . . . to control the action of the meeting cannot be questioned. A presiding officer cannot arbitrarily defeat the will of the majority by refusing to entertain or put motions, by wrongfully declaring the result of a vote, or by refusing to permit the expression by the majority of its will. He is the representative of the body over which he presides. His will is not binding on it, but its will, legally expressed by a majority of its members, is binding.

Many courts have concluded that an action whose primary purpose is to thwart a shareholder vote is presumptively invalid.
Declaring our nomination or proposal "out of order" clearly meets that standard.

If the board would like some more time to prepare for a contested election, we suggest that it postpone the annual meeting for a few weeks so that each side can have time to present its case to shareholders. However, ultimately the board has a duty to let the shareholders vote. Hopefully, it will reconsider and it will not be necessary to litigate this matter. We look forward to your prompt reply.

Very truly yours,


Andrew Dakos
Managing Member
Full Value Advisors LLC
General Partner